EX-35.2
(logo) AURORA LOAN SERVICES
A Lehman Brothers Company


Depositor: Structured Asset Securities Corporation
           745 Seventh Avenue 8th Floor
           New York, NY 10019

Trustee:   Wells Fargo Bank, N.A.
           9062 Old Annapolis Road
           Columbia, MD 21045

Securities Administrator:

Subject:        Annual Officer's Certification
Fiscal Year:    2008
Securitization: Exhibit A

I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Master Servicer"), do certify the following for the calendar year 2008:

1. A review of the activities of the Master Servicer as of and for the calendar year ended on December 31, 2008 (the reporting period") and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.

Certified by: AURORA LOAN SERVICES LLC

By: /s/ E. Todd Whittemore
Name:   E. Todd Whittemore
Title:  Executive Vice President


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       LENDER


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Exhibit A - Wells Fargo
FFMLT 2006-FF15
FFMLT 2006-FF17
FFMLT 2006-FFA
FFMLT 2006-FFB
LMT 2006-9
LMT 2007-1
LMT 2007-4
LMT 2007-5
LMT 2007-9
SARM 2007-1
SARM 2007-11
SARM 2007-2
SARM 2007-3
SARM 2007-4
SARM 2007-6
SAS 2006-OPT1
SAS 2007-BC1
SAS 2007-SC1
SAS 2007-OSI